UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2023

BrightView Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38579	46-4190788
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

980 Jolly Road

Blue Bell, Pennsylvania 19422

(484) 567-7204

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2023, Louay H. Khatib resigned as the Chief Accounting Officer of BrightView Holdings, Inc. (the “Company”), effective as of June 16, 2023. Mr. Khatib’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s financial statements, internal control over financial reporting, ethical concerns or accounting policies or practices. In connection with Mr. Khatib’s resignation, the Board of Directors of the Company appointed Brett Urban, the Company’s Chief Financial Officer, to serve as the Company’s principal accounting officer in addition to continuing to serve as the Company’s principal financial officer.

Mr. Urban’s biographical information is disclosed in the Company’s Proxy Statement for its 2023 annual meeting of stockholders that was filed with the Securities and Exchange Commission on January 26, 2023, and is incorporated herein by reference. No family relationships exist between Mr. Urban and any of the Company’s directors or other executive officers. There are no other arrangements between Mr. Urban and any other person pursuant to which Mr. Urban was selected as an officer, nor are there any transactions to which the Company is or was a participant and in which Mr. Urban has a material interest subject to disclosure under Item 404(a) of Regulation S-K. Mr. Urban will not receive any adjustment to his compensation or any additional compensation in connection with performing the functions of the principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BrightView Holdings, Inc.

Date: June 8, 2023	By:	/s/ Jonathan M. Gottsegen
Jonathan M. Gottsegen
Executive Vice President, Chief Legal Officer and Corporate Secretary